                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Per-Se Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                                   (Per-Se Logo)

                                 March 30, 2001

Dear Stockholder:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Per-Se Technologies, Inc. (the "Company") to be held at 10:00 a.m. on Thursday, May 3, 2001, at the offices of the Company at 268 West Hospitality Lane, San Bernardino, California 92408.

     At the Annual Meeting, seven people will be elected to the Board of Directors. The Board of Directors recommends that you vote FOR the election of the seven nominees named in the Proxy Statement.

     Your vote is very important. Please vote by telephone, over the Internet or by completing and signing the proxy card and mailing it back even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously submitted your proxy. Your prompt cooperation will be greatly appreciated.

                                       Sincerely,

                                       (/s/ Philip M. Pead)
                                       Philip M. Pead
                                       President and Chief Executive Officer

Per-Se Technologies, Inc.   770/444-5300
2840 Mt. Wilkinson Parkway  877/73 PER-SE toll free
Atlanta, Georgia 30339      www.per-se.com

                                                                   (Per-Se Logo)
                           PER-SE TECHNOLOGIES, INC.
                           2840 MT. WILKINSON PARKWAY
                             ATLANTA, GEORGIA 30339

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 3, 2001

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Per-Se Technologies, Inc. (the "Company") will be held at 10:00 a.m. on Thursday, May 3, 2001, at the offices of the Company at 268 West Hospitality Lane, San Bernardino, California 92408:

          (1) To elect seven (7) directors; and

          (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors of the Company has fixed the close of business on March 19, 2001, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

     Your attention is directed to the Proxy Statement submitted with this Notice.

                                          By Order of the Board of Directors,

                                          /s/ CHRIS E. PERKINS
                                          Chris E. Perkins
                                          Executive Vice President and
                                          Chief Financial Officer

Atlanta, Georgia
March 30, 2001

     PLEASE VOTE YOUR PROXY PROMPTLY VIA MAIL, THE INTERNET OR BY TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. PLEASE REFER TO YOUR SPECIFIC VOTING INSTRUCTIONS ON THE ENCLOSED PROXY OR VOTING INSTRUCTIONS CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

                           PER-SE TECHNOLOGIES, INC.
                           2840 MT. WILKINSON PARKWAY
                             ATLANTA, GEORGIA 30339

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 3, 2001

                              GENERAL INFORMATION

     The enclosed form of proxy is solicited by the Board of Directors (the "Board") of Per-Se Technologies, Inc. (the "Company" or "Per-Se"), which has its principal executive offices at 2840 Mt. Wilkinson Parkway, Atlanta, Georgia 30339, for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, May 3, 2001, at the offices of the Company at 268 West Hospitality Lane, San Bernardino, California 92408, and any adjournment thereof. It is anticipated that this proxy statement ("Proxy Statement") and the accompanying proxy will first be mailed to stockholders on or about March 30, 2001.

     Only stockholders of record as of the close of business on March 19, 2001 (the "Record Date"), will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 29,901,754 shares of common stock, $.01 par value ("Common Stock"). Each share of Common Stock is entitled to one vote. No cumulative voting rights are authorized and appraisal rights for dissenting stockholders are not applicable to the matter being proposed. The Company effected a 1-for-3 reverse split of the Common Stock on November 23, 1999. The numbers of shares, per share amounts and market prices of the Common Stock set forth herein are presented on a post-split basis, except where specifically indicated otherwise.

     When a proxy is properly executed and returned, the shares it represents will be voted as directed at the meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted according to the recommendations of the Board. The Board recommends a vote FOR each of the nominees named herein. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking such proxy or (ii) a duly executed proxy bearing a later date. Furthermore, if a stockholder attends the Annual Meeting and elects to vote in person, any previously executed proxy is thereby revoked, except that beneficial owners who hold their stock in street name cannot revoke their proxies in person at the meeting because the stockholders of record who have the right to cast the votes will not be present. If they wish to change their votes after returning voting instructions, such beneficial owners should contact their brokers or other agents before the Annual Meeting to determine whether they can do so.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The Company's Restated By-laws (the "By-laws"), provide that a quorum is present if the holders of a majority of the issued and outstanding stock of the Company entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present, and thus will have the effect of a vote against a proposal that requires the affirmative vote of a majority of the votes cast by the stockholders of Common Stock present in person or by proxy and entitled to vote thereon. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented and even though the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Abstentions may be specified on any proposal other than the election of directors, but will have no effect on the vote for election of directors. Broker non-votes will not be counted as votes for or against matters presented for stockholder consideration.

     Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please check your proxy or voting instructions card to see which specific voting methods are available to you. Voting instructions are included on the proxy or voting instruction card. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote and to allow stockholders to confirm that their instructions have been properly recorded.

     Most stockholders can elect to view proxy statements, annual reports and other stockholder communications over the Internet instead of receiving paper copies in the mail. This will help reduce the Company's printing and postage costs, and is more environmentally friendly. Information about making that election is available by following the instructions on your proxy card, or by following the prompts if voting over the Internet or by telephone. Please consider making that election when voting your proxy.

                             ELECTION OF DIRECTORS

     Management of the Company and the Board recommend the election of the nominees listed below for the office of director to hold office until the next Annual Meeting and until their successors are elected and qualified. All of such nominees are members of the present Board. Each of such nominees was elected by the stockholders at the last Annual Meeting, with the exception of Mr. Philip M. Pead, who was elected to the Board on November 13, 2000, by the Board to fill the vacancy resulting from the resignation of Allen W. Ritchie.

     The Board has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. If, however, at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominees, vote to allow the vacancy created thereby to remain open until filled by the Board, or vote to reduce the number of directors for the ensuing year, as the Board recommends. In no event, however, can the proxy be voted to elect more than seven directors. The election of the nominees to the Board requires the affirmative vote of a plurality of the votes cast by stockholders present at the Annual Meeting in person or by proxy. With respect to the election of directors, votes may be cast or withheld for each nominee. Votes that are withheld will have no effect on the election of directors. Stockholders eligible to vote at the Annual Meeting do not have cumulative voting rights with respect to the election of directors.

                           MANAGEMENT OF THE COMPANY

DIRECTOR NOMINEES

     The Company currently has seven directors, all of whom hold office until the Annual Meeting of Stockholders and until their successors are elected and qualified. All seven of the Company's directors are standing for reelection at the Annual Meeting.

     Set forth below is the name of each nominee for election to the Board. Also set forth below as to each nominee is his age, the year in which he first became a director, a brief description of his principal occupation and business experience during the past five years, directorships of certain companies presently held by him, and certain other information, which information has been furnished by the respective nominees.

  RODERICK M. HILLS
  Age 70
  Director since 1998

     Mr. Hills is Chairman and was formerly President of Hills Enterprises, Ltd. (formerly The Manchester Group Ltd.), an investment consulting firm, since 1987. He also has been a Partner in Hills & Stern, a law firm, since 1999. Mr. Hills also served as Vice Chairman of the Board of Directors of Oak Industries, Inc., a manufacturing firm, from 1989 through 1999. Mr. Hills served from September to November 1996 as Chairman of Federal-Mogul Corporation, an automotive parts manufacturing firm. Mr. Hills served as a Partner and/or Consultant to the law firms of Donovan, Leisure, Rogovin, Huge & Schiller; Shea & Gould; and Mudge, Rose, Guthrie, Alexander & Ferndon from 1989 until 1995. Mr. Hills served as Chairman of the Securities and Exchange Commission from 1975 to 1977 and as counsel to the President of the United States in 1975. Mr. Hills is also a Board member of Federal-Mogul Corporation and Regional Market Makers, Inc.

  DAVID R. HOLBROOKE, M.D.
  Age 60
  Director since 1994

     Dr. Holbrooke has been the President and Chief Executive Officer of Advocates Rx, Inc., a medical management and healthcare venture development company, since 1995. From 1983 to 1995, Dr. Holbrooke served as President and Chief Executive Officer of Holbrooke & Associates. Dr. Holbrooke has a 25 year history of entrepreneurship, management, medical practice, and new business development experience in the healthcare services industry. He currently is active as a board member and investor in several privately held healthcare companies.

  DAVID E. MCDOWELL
  Age 58
  Director since 1996

     Mr. McDowell was appointed to the Board in May 1996 and has served as Chairman of the Board from October 1996 to the present. From October 1996 to July 1998, Mr. McDowell also served as Chief Executive Officer of the Company. From 1992 to 1996, he was President, Chief Operating Officer and a director of McKesson Corporation. Prior to 1992, Mr. McDowell served for over 25 years as a senior executive at IBM, including as an IBM Vice President and President of the National Services Division.

  KEVIN E. MOLEY
  Age 54
  Director since 1999

     Mr. Moley is a private investor. From November 1998 to December 1999, Mr. Moley was the Chairman of the Board of Patient Care Dynamics LLC, a lessor of computer hardware and software to physicians' offices. From January 1996 to March 1998, Mr. Moley was the President and Chief Executive Officer of Integrated Medical Systems, Inc., a leading provider of electronic connectivity among healthcare providers. From February 1993 to January 1996, Mr. Moley was Senior Vice President of PCS Health Systems, Inc., a leading pharmacy benefit management company in the healthcare industry. Mr. Moley served as Deputy Secretary, U.S. Department of Health and Human Services ("HHS") from November 1991 to January 1993, and as Assistant Secretary for Management and Budget of HHS from May 1989 to November 1991. Mr. Moley served from 1984 to 1988 in various senior management positions with the U.S. Health Care Financing Administration. Mr. Moley is also a member of the Board of Directors of Cephalon, Inc., Merge Technologies, Inc., and Innovative Clinical Solutions LLC.

  PHILIP M. PEAD
  Age 48
  Director since 2000

     Mr. Pead was elected to the Board in November 2000. Also, in November 2000, Mr. Pead became the President and Chief Executive Officer of the Company. From August 1999 to November 2000, Mr. Pead served as Executive Vice President and Chief Operating Officer of the Company. Mr. Pead joined the Company in April 1997 as a senior executive in the Application Software and e-Health segments of the Company's business, and he served as the President of those segments from May 1997 until August 1999. From May 1996 to April 1997, Mr. Pead was employed by Dun & Bradstreet Application Software as a senior executive with responsibility for international operations. From August 1994 to May 1996, he was employed by Attachmate Corporation, a leading provider of communications software, as a senior executive with responsibility for Asia Pacific and Latin American operations.

  JOHN C. POPE
  Age 52
  Director since 1997

     Mr. Pope has been Chairman of PFI Group, a private investment group, since July 1994. From December 1995 to November 1999, Mr. Pope was Chairman of the Board of MotivePower Industries, Inc., a manufacturer of locomotives and locomotive components. From April 1992 to July 1994, Mr. Pope was President, Chief Operating Officer and a Director of UAL Corporation and its subsidiary, United Airlines, Inc. Mr. Pope is also a member of the Board of Directors of Air Canada, Dollar Thrifty Automotive Group, Inc., Federal-Mogul Corporation, Wallace Computer Services, Inc., and Waste Management, Inc.

  C. CHRISTOPHER TROWER
  Age 52
  Director since 1997

     Mr. Trower, a member of the Georgia and Kentucky bars, is engaged in the private practice of law. Since June 1997, he has been the owner of the Atlanta law firm of electriclaw.com. From 1988 to June 1997, Mr. Trower was a partner in the Atlanta law firm of Sutherland, Asbill & Brennan.

OPERATION OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee of the Board (the "Audit Committee") which is composed of Roderick M. Hills, Chairman, Kevin E. Moley and C. Christopher Trower. All of the members of the Audit Committee have been determined by the Board to be independent pursuant to Rule 4200(a)(14) of the National Association of Securities Dealers' marketplace rules. The Audit Committee operates under a written charter adopted by the Board, a copy of which is attached hereto as Appendix A. The responsibilities of the Audit Committee, which are described in detail in its charter, include responsibility for recommending which firm to engage as the Company's principal independent auditors, meeting with the Company's auditors to review the Company's financial statements and internal accounting controls, oversight of management's fulfillment of its financial reporting and disclosure responsibilities, and oversight of the Company's internal audit function.

     The Company has a Compensation Committee of the Board (the "Compensation Committee") which is composed of John C. Pope, Chairman, David R. Holbrooke, M.D., and Kevin E. Moley. The Compensation Committee makes recommendations at least annually to the Board regarding the compensation of the officers of the Company. The Compensation Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board.

     The Company has a Governance Committee of the Board (the "Governance Committee") which is composed of David R. Holbrooke, M.D., Chairman, Roderick M. Hills, John C. Pope and C. Christopher Trower. The Governance Committee is responsible for reviewing and assessing the composition and performance of the Board and formulating policies with respect to corporate governance. The Governance Committee also serves as a nominating committee to select management's nominees for election to the Board. The nominating committee will consider nominees recommended by stockholders if submitted to the Board in accordance with the procedures specified in the By-laws. The Governance Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board.

     During 2000, the Board met nine (9) times, the Audit Committee met ten (10) times, the Compensation Committee met seven (7) times and the Governance Committee met two (2) times. All of the directors attended 75% or more of the aggregate number of meetings of the Board and all committees on which they served during 2000.

DIRECTORS' COMPENSATION

     The Company maintains a non-employee director compensation plan, which is intended to compensate non-employee members of the Board fairly for their talents and time spent on behalf of the Company. The plan provides both cash and equity compensation. The cash compensation consists of an annual retainer in the amount of $16,000, and a fee in the amount of $1,000 for each Board meeting attended. Each Board committee chairman also receives an annual retainer in the amount of $2,000, and a fee in the amount of $750 for each committee meeting attended, and each Board committee member other than a committee chairman receives a fee in the amount of $650 for each committee meeting attended. Equity compensation under the plan consists of an initial grant of 10,000 stock options (upon first election or appointment to the Board) and an annual grant of 10,000 stock options for each year of service thereafter. The stock option plan under which these options are granted is the Company's Non-Employee Director Stock Option Plan, as amended (the "Director Stock Option Plan"). Non-employee directors may elect to defer receipt and taxation of their cash fees and retainers by participating in the Company's Non-Employee Director Deferred Stock Credit Plan (the "Deferred Stock Credit Plan"). Deferral of taxation is accomplished under the Deferred Stock Credit Plan using a cash-based feature similar in substance to a restricted stock program (i.e., the prospective economic benefit to each participant reflects the full market price per share of the Company's Common Stock, and varies with fluctuations in that price). The pay element is paid to the participant upon retirement from the Board. As of March 1, 2001, the non-employee directors participating in the Deferred Stock Credit Plan and the total stock credits accumulated by each of them were as follows:

NAME                                                          STOCK CREDITS
----                                                          -------------
Roderick M. Hills...........................................     8,501.06
Kevin E. Moley..............................................     9,116.42
John C. Pope................................................    11,260.78
C. Christopher Trower.......................................    11,196.86

     In addition, the Company reimburses each director for out-of-pocket expenses associated with each Board or committee meeting attended and for each other business meeting at which the Company has requested the director's presence.

                       MANAGEMENT COMMON STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of Common Stock, as of February 28, 2001, by (i) each of the Company's directors, (ii) the Company's named executive officers (as defined herein under the caption "Certain Information Regarding Executive Officers -- Executive Compensation"), and (iii) such directors and all executive officers as a group.

                                                               BENEFICIAL       PERCENT
NAME                                                          OWNERSHIP(1)      OF CLASS
----                                                          ------------      --------
Roderick M. Hills...........................................      13,000(2)         *
David R. Holbrooke..........................................     116,365(3)         *
David E. McDowell...........................................     581,349(4)         *
Kevin E. Moley..............................................      13,999(5)         *
Philip M. Pead..............................................     287,226(6)         *
John C. Pope................................................      25,666(7)         *
C. Christopher Trower.......................................      16,716(8)         *
Allen W. Ritchie............................................          --            *
Chris E. Perkins............................................      34,000(9)         *
Karen B. Andrews............................................      42,500(10)        *
William N. Dagher...........................................      53,330(11)        *
Frank B. Murphy.............................................      37,016(12)        *
All executive officers and directors as a group (11
  persons)..................................................   1,221,167          4.1%

---------------

  *  Beneficial ownership represents less than 1% of the outstanding Common
     Stock.
 (1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named above have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.
 (2) Includes 1,000 shares owned through a limited partnership, the Hills Family Trust. Also includes 12,000 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan.
 (3) Includes 500 shares held in a bank account for the benefit of Dr. Holbrooke's son. Also includes 15,865 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan.
 (4) Includes 7,100 shares held in a trust for Mr. McDowell's son. Also includes 179,583 shares that are not currently outstanding, but which may be acquired upon the exercise of stock options granted under the Company's Second Amended and Restated Stock Option Plan, as amended (the "Restated Stock Option Plan"); does not include 70,000 shares that may be acquired under the Restated Stock Option Plan which are subject to an accelerated vesting schedule based on appreciation in the market value of the Common Stock.
 (5) Includes 13,999 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan.
 (6) Includes 2,116 shares held by family members, for which Mr. Pead disclaims beneficial ownership. Also includes 189,444 shares that are not currently outstanding, but which may be acquired under the Restated Stock Option Plan.
 (7) Includes 14,000 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan.

 (8) Includes 1,883 shares held by family members, for which Mr. Trower disclaims beneficial ownership. Also includes 12,934 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan.
 (9) Includes 33,334 shares that are not currently outstanding, but which may be acquired under the Restated Stock Option Plan.
(10) Includes 2,500 shares held by Ms. Andrews' husband. Also includes 40,000 shares that are not currently outstanding, but which may be acquired under the Restated Stock Option Plan.
(11) Includes 51,111 shares that are not currently outstanding, but which may be acquired under the Restated Stock Option Plan.
(12) Includes 3,681 shares purchased under an employee stock purchase plan. Also includes 23,334 shares that are not currently outstanding, but which may be acquired under the Restated Stock Option Plan.

                             PRINCIPAL STOCKHOLDERS

     The table below sets forth certain information as of December 31, 2000 concerning each person known to the Board to be a "beneficial owner," as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of the Common Stock.

                                                                 SHARES
                                                              BENEFICIALLY   PERCENT
NAME AND ADDRESS                                                OWNED(1)     OF CLASS
----------------                                              ------------   --------
Basil P. Regan and Regan Partners, L.P.(2)..................   4,112,134       13.8%
  6 East 43rd St., 28th Floor, New York, NY 10017
ValueAct Capital Partners, L.P., and affiliates(3)..........   1,906,600        6.4%
  One Maritime Plaza, Suite 1400, San Francisco, CA 94111
Whitehall Asset Management, Inc.(4).........................   1,761,335        5.9%
  320 Park Avenue, 10th Floor, New York, NY 10022
Gruber & McBaine Capital Management, LLC(5).................   1,745,967        5.8%
  50 Osgood Place, San Francisco, CA 94133

---------------

(1) See Note (1) under "Management Common Stock Ownership."
(2) The information shown is derived from a Form 13F Holdings Report filed on February 17, 2001, by Basil P. Regan and Regan Partners, L.P.
(3) The information shown is derived from a Schedule 13D filed on December 18, 2000, by (a) ValueAct Capital Partners, L.P. ("ValueAct Partners"), (b) ValueAct Capital Partners II, L.P. ("ValueAct Partners II"), (c) VA Partners, L.L.C. ("VA Partners"), (d) Jeffrey W. Ubben, (e) George F. Hamel, Jr., and (f) Peter H. Kamin, indicating that ValueAct Partners is the beneficial owner of 1,762,510 shares of the Common Stock, ValueAct Partners II is the beneficial owner of 144,090 shares of the Common Stock, and that VA Partners and each of Messrs. Ubben, Hamel and Kamin may be deemed the beneficial owner of an aggregate of 1,906,600 shares of the Common Stock.
(4) The information shown is derived from a Schedule 13G filed on February 26, 2001, by Whitehall Asset Management, Inc.
(5) The information shown is derived from a Form 13F Holdings Report filed on February 2, 2001, by Gruber & McBaine Capital Management, LLC.

                CERTAIN INFORMATION REGARDING EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company during 2000, 1999 and 1998 to or on behalf of each of the individuals serving as the Company's Chief Executive Officer during 2000, and the four other most highly compensated executive officers of the Company (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                  ------------
                                          ANNUAL COMPENSATION        OTHER         SECURITIES
                                          -------------------       ANNUAL         UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITIONS       YEAR    SALARY     BONUS     COMPENSATION(1)     OPTIONS      COMPENSATION(2)
----------------------------       ----   --------   --------   ---------------   ------------   ---------------
Philip M. Pead...................  2000   $279,040   $111,616            --         200,000          $ 9,783
  President and Chief Executive    1999    256,155    205,000            --          66,666            8,704
  Officer (11/00 -- Present)       1998    262,324    172,308            --         121,666            7,089
Allen W. Ritchie.................  2000    299,989         --            --         120,000           11,361
  President and Chief Executive    1999    299,991    240,000            --          50,000           10,862
  Officer (through 10/00)          1998    271,154    150,000            --         316,666              425
Chris E. Perkins.................  2000    163,654     65,461            --         100,000               --
  Executive Vice President and     1999         --         --            --              --               --
  Chief Financial Officer          1998         --         --            --              --               --
Karen B. Andrews.................  2000    197,883     59,365            --         140,000            9,694
  President of the Company's       1999    179,230     90,000            --              --            9,369
  Application Software segment     1998    140,962     17,385            --          36,666            7,053
William N. Dagher................  2000    201,731     80,692            --          90,000           10,981
  President of the Company's       1999    200,000    165,000            --              --           10,680
  e-Health Solutions segment       1998    154,327     77,163            --          61,666            4,982
Frank B. Murphy..................  2000    204,577     81,830            --         155,000            5,316
  President of the Company's       1999    180,691    123,414            --              --            2,929
  Physician Services segment       1998     92,769     48,192            --          24,999              121

---------------

(1) Did not exceed, for each named officer, the lesser of $50,000 or 10% of such officer's total annual salary and bonus for such year.
(2) Includes amounts paid by the Company on behalf of each named executive officer for matching 401(k) plan contributions, matching non-qualified deferred compensation plan contributions, and life, medical and dental insurance premiums. Company contributions under the 401(k) plan for the 2000 fiscal year were as follows: $5,100 for Mr. Pead; $5,100 for Mr. Ritchie; $0 for Mr. Perkins; $5,100 for Ms. Andrews; $5,100 for Mr. Dagher; and $5,100 for Mr. Murphy. No contributions were made for the 2000 fiscal year to any of the named executive officers under the non-qualified deferred compensation plan. The amount of insurance premiums paid for each of the named executive officers for the 2000 fiscal year was: $4,683 for Mr. Pead; $6,261 for Mr. Ritchie; $0 for Mr. Perkins; $4,594 for Ms. Andrews: $5,881 for Mr. Dagher; and $216 for Mr. Murphy.

STOCK OPTION GRANTS

     The following table sets forth information with respect to stock options granted to each of the named executive officers during 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZABLE
                                              INDIVIDUAL GRANTS                           VALUE AT
                             ---------------------------------------------------       ASSUMED ANNUAL
                               NUMBER      PERCENT OF                                     RATES OF
                                 OF          TOTAL                                      STOCK PRICE
                             SECURITIES     OPTIONS                                   APPRECIATION FOR
                             UNDERLYING    GRANTED TO     EXERCISE                     OPTION TERM(2)
                              OPTIONS     EMPLOYEES IN   PRICE (PER   EXPIRATION   ----------------------
NAME                          GRANTED         2000       SHARE)(1)       DATE         5%          10%
----                         ----------   ------------   ----------   ----------   --------    ----------
Philip M. Pead.............   100,000         3.76%       $7.6250       1/20/11    $541,634    $1,413,001
                              100,000         3.76         3.7500      11/13/11     266,377       694,919
Allen W. Ritchie...........   120,000         4.51         7.6250      11/13/00          --(3)         --(3)
Chris E. Perkins...........   100,000         3.76         5.6250       4/03/11     399,566     1,042,378
Karen B. Andrews...........    30,000         1.13         7.6250       1/20/11     162,490       423,900
                               50,000         1.88         6.9063       5/04/11     245,289       639,904
                               60,000         2.26         3.7500      11/13/11     159,826       416,951
William N. Dagher..........    30,000         1.13         7.6250       1/20/11     162,490       423,900
                               60,000         2.26         3.7500      11/13/11     159,827       416,951
Frank B. Murphy............    20,000         0.75         7.6250       1/20/11     108,327       282,600
                               75,000         2.82         6.9063       5/04/11     367,934       959,857
                               60,000         2.26         3.7500      11/13/11     159,826       416,951

---------------

(1) All options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. Such options may not be exercised later than 11 years, or earlier than six months, after the original date of grant.
(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.
(3) These options were forfeited upon the termination of Mr. Ritchie's employment with the Company.

STOCK OPTION EXERCISES

     None of the named executive officers exercised any stock options during 2000, with the exception of Mr. Dagher. The table below shows the number of shares of Common Stock covered by both exercisable and unexercisable stock options held by the named executive officers as of December 31, 2000. The table also reflects the values for in-the-money options based on the positive spread between the exercise price of such options and the last reported sale price of the Common Stock on December 31, 2000.

         AGGREGATED OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                              DECEMBER 31, 2000             DECEMBER 31, 2000
                                   OPTIONS     VALUE     ---------------------------   ---------------------------
NAME                              EXERCISED   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              ---------   --------   -----------   -------------   -----------   -------------
Philip M. Pead..................       --          --      144,999        284,999          --             --
Allen W. Ritchie................       --          --      227,779             --          --             --
Chris E. Perkins................       --          --           --        100,000          --             --
Karen B. Andrews................       --          --       27,778        152,221          --             --
William N. Dagher...............    8,334     $19,272       32,778        110,554          --             --
Frank B. Murphy.................       --          --       16,667        163,332          --             --

                             EMPLOYMENT AGREEMENTS

     In November 1996, the Company and David E. McDowell, then the Company's Chairman and Chief Executive Officer, entered into a five-year employment agreement which contains certain non-competition, non-solicitation and change in control provisions. Pursuant to that agreement, the Company paid Mr. McDowell a signing incentive of $500,000, and agreed to pay him a base salary of at least $300,000 per year. The Company also agreed to reimburse Mr. McDowell for certain expenses, including housing and travel expenses, and to pay him an amount equal to any federal and state income taxes payable by him as a result of such expense reimbursement. Upon early termination of the agreement by the Company other than for cause or by Mr. McDowell for "good reason" or by either party for any reason following certain change in control events, the Company is obligated to pay Mr. McDowell his annual salary, to provide for the continued vesting of stock option awards described in the agreement and to provide for certain health insurance benefits to Mr. McDowell through November 19, 2001. Upon certain change in control events and a termination of the agreement by Mr. McDowell, the Company will pay to Mr. McDowell (in lieu of its obligation to make the foregoing payments of salary and to provide the foregoing benefits), a termination payment in periodic installments or a lump sum (at Mr. McDowell's option) equal to the salary that would have been payable to Mr. McDowell pursuant to the agreement from the date of termination until November 18, 2001, and an additional amount sufficient to make Mr. McDowell whole with respect to any tax which may be imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). A "change in control event" is generally defined in the agreement as the adoption of a plan of liquidation or approval of the dissolution of the Company, certain mergers and consolidations of the Company, the sale or transfer of substantially all of the Company's assets, certain changes in the composition of the Company's Board of Directors, or the acquisition of more than 30% of the Common Stock by any individual, entity, group or other person. Mr. McDowell also received options to purchase up to 270,000 shares of Common Stock. Mr. McDowell resigned as Chief Executive Officer of the Company on July 28, 1998, but still serves as Chairman of the Board.

     In October 1999, as a result of the separation of the positions of Chairman of the Board and Chief Executive Officer, the employment agreement between the Company and Mr. McDowell was amended to increase the term of the agreement to six years (beginning on the date of the amendment), to delete the provisions for payment of relocation expenses and tax gross-up amounts, to decrease the base salary to $100,000, and to provide for the continuation of Mr. McDowell's status as an employee of the Company under the Restated Stock Option Plan in the event of an early termination of the agreement.

     In November 2000, in connection with his promotion from Executive Vice President and Chief Operating Officer to President and Chief Executive Officer of the Company, the Company and Philip M. Pead entered into a three-year employment agreement which contains certain non-competition, non-solicitation and change in control provisions. Pursuant to that agreement, which replaced a two-year employment agreement entered into in June 1999 between Mr. Pead and one of the Company's subsidiaries, Mr. Pead's base salary was increased from $250,000 to $310,000 per year (subject to adjustments by any increases given in the normal course of business), and the annual incentive compensation payment that he is eligible to receive, which is payable at the discretion of the Board, was increased from a maximum of 80% of his base salary to a maximum of 100% of his base salary. Upon early termination of Mr. Pead's employment by the Company other than for cause or by Mr. Pead for "good reason," Mr. Pead is entitled to severance consideration equal to two years of salary continuation at his then current salary level, but without the right to receive any incentive bonus payments, and two years of health and welfare benefits continuation. In the event Mr. Pead's employment by the Company is terminated in connection with a change in control of the Company, he is entitled to receive a severance payment equal to two years of salary and benefits, including incentive bonus payments. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or certain changes in the composition of the Company's Board of Directors. In all such events of termination, Mr. Pead is entitled to a tax equalization payment with respect to any tax which may be imposed by Section 4999 of the Code. The Company also agreed to loan Mr. Pead the amount of $250,000 for the purchase of shares of Common Stock, and Mr. Pead used that amount in November 2000 to purchase an aggregate of 74,000 shares of Common

Stock. The loan, which is evidenced by a promissory note executed by Mr. Pead and secured by those shares, is payable in full upon the earlier to occur of the termination of Mr. Pead's employment by the Company or the sale of all or any part of the shares. The terms of the promissory note provide that any overdue payment shall bear interest at a rate equal to the rate of interest then imputed by the Internal Revenue Service plus 4% per annum, or the maximum rate permitted by law, whichever is lower, but such terms do not otherwise require the payment of interest.

     In April 2000, the Company and Chris E. Perkins, then the Senior Vice President, Corporate Development of the Company, entered into a three-year employment agreement which contains certain non-competition, non-solicitation and change in control provisions. That agreement provides that Mr. Perkins will be paid a base salary of $230,000 per year, subject to adjustments in the normal course of business, and that he is eligible for an annual incentive compensation payment of up to 80% of his base salary, payable at the discretion of the Board. Upon early termination of Mr. Perkins' employment by the Company other than for cause or by Mr. Perkins for "good reason," Mr. Perkins is entitled to elect severance consideration equal to the greater of two years of salary or his then current monthly salary multiplied by the number of months remaining in the initial term of the agreement, in each case excluding any incentive bonus payments, plus benefit continuation for the lesser of eighteen months and the number of months remaining in the initial term of the agreement. In the event Mr. Perkins' employment by the Company is terminated in connection with a change in control of the Company, he is entitled to receive a severance payment equal to two years of salary, including incentive bonus payments. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or certain changes in the composition of the Company's Board of Directors. Mr. Perkins also received options to purchase up to 100,000 shares of Common Stock.

     In February 2001, in connection with his promotion from Senior Vice President, Corporate Development to Executive Vice President and Chief Financial Officer of the Company, the employment agreement between the Company and Mr. Perkins was amended to increase his base salary to $250,000 per year, and to provide for Mr. Perkins to receive options to purchase an additional 100,000 shares of Common Stock.

     In March 2001, the Company and Karen B. Andrews, a Senior Vice President of the Company and President of the Company's Application Software segment, entered into a two-year employment agreement which contains certain non-competition, non-solicitation and change in control provisions. That agreement provides that Ms. Andrews will be paid a base salary of $225,000 per year (subject to adjustments by any increases given in the normal course of business), and that she is eligible for an annual incentive compensation payment of up to 80% of her base salary, payable at the discretion of the Board. Upon early termination of Ms. Andrews's employment by the Company other than for cause or for "good reason," Ms. Andrews is entitled to receive a severance payment equal to her then current monthly salary multiplied by the greater of the number of months remaining in the term of the agreement or twelve, and she is also entitled to continuation of certain health and welfare benefits. In the event Ms. Andrews's employment by the Company is terminated in connection with a change in control of the Company, she is entitled to receive a severance payment equal to one year of salary continuation at her then current base salary, or the payments due and owing to her under the remaining term of the agreement, whichever is greater. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity.

     In January 1998, the Company and William N. Dagher, then the Senior Vice President and Chief Information Officer of the Company, entered into a two-year employment agreement which contains certain non-competition, non-solicitation and change in control provisions. That agreement provides that Mr. Dagher will be paid a base salary of $175,000 per year (subject to adjustments by any increases given in the normal course of business), and that he is eligible for an annual incentive compensation payment of up to 50% of his base salary, payable at the discretion of the Board. Upon early termination of Mr. Dagher's employment by the Company other than for cause, Mr. Dagher is entitled to receive salary continuation and health benefit continuation for the balance of the term of the agreement, or nine months of salary in a lump sum, whichever is greater. In the event Mr. Dagher's employment by the Company is terminated in connection with a change in control of the Company, he is entitled to receive a severance payment equal to nine months of salary continuation at his then current base salary, or the payments due and owing to him under the remaining term of the agreement, whichever is greater. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity. Mr. Dagher also received options to purchase up to 25,000 shares of Common Stock. As provided in the agreement, the term thereof has continued in effect beyond the initial two-year term for successive one-year terms. The current term of the agreement extends to January 31, 2002. Mr. Dagher currently serves as Senior Vice President of the Company and President of the Company's e-Health Solutions segment.

     In June 1998, the Company and Frank B. Murphy, then the Senior Vice President -- Physician Management of the Company, entered into a two-year employment agreement which contains certain non-competition, non-solicitation and change in control provisions. That agreement provides that Mr. Murphy will be paid a base salary of $180,000 per year (subject to adjustments by any increases given in the normal course of business), and that he is eligible for an annual incentive compensation payment of up to 80% of his base salary, payable at the discretion of the Board. Upon early termination of Mr. Murphy's employment by the Company other than for cause or for "good reason," Mr. Murphy is entitled to receive a severance payment equal to his then current monthly salary multiplied by the greater of the number of months remaining in the term of the agreement or twelve, and he is also entitled to continuation of certain health and welfare benefits. In the event Mr. Murphy's employment by the Company is terminated in connection with a change in control of the Company, he is entitled to receive a severance payment equal to one year of salary continuation at his then current base salary, or the payments due and owing to him under the remaining term of the agreement, whichever is greater. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity. Mr. Murphy also received options to purchase up to 24,999 shares of Common Stock. As provided in the agreement, the term thereof has continued in effect beyond the initial two-year term for successive one-year terms. The current term of the agreement extends to June 15, 2001. Mr. Murphy currently serves as Senior Vice President of the Company and President of the Company's Physician Services segment.

     In January 1998, the Company and Allen W. Ritchie, then the Executive Vice President and Chief Financial Officer of the Company, entered into a three-year employment agreement which contained certain non-competition, non-solicitation and change in control provisions. That agreement provides that Mr. Ritchie will be paid a base salary of $300,000 per year, subject to adjustments in the normal course of business, and that he is eligible for an annual incentive compensation payment of up to 80% of his base salary, payable at the discretion of the Board. The Company agreed that upon early termination of Mr. Ritchie's employment by the Company other than for cause or by Mr. Ritchie for "good reason," Mr. Ritchie would be entitled to elect a severance payment equal to two years of salary and benefit continuation, or his then current monthly salary multiplied by the number of months remaining in the initial term of the agreement, in each case excluding any incentive bonus payments. In April 1998, Mr. Ritchie was appointed President and Chief Operating Officer of the Company, and in July 1998, Mr. Ritchie was promoted to President and Chief Executive Officer of the Company, and became a member of the Board.

     In November 2000, Mr. Ritchie resigned his position as President and Chief Executive Officer of the Company, and from the Board. In connection with his resignation, the Company entered into an agreement with Mr. Ritchie which acknowledges the termination of the foregoing employment agreement and contains a general release of the Company and certain confidentiality, non-competition and non-solicitation provisions. Pursuant to that agreement, Mr. Ritchie is entitled to receive two years of salary continuation, payment by the Company of his premium for COBRA benefits for eighteen months, and payment by the Company of his premium for existing disability insurance for two years.

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than 10% percent of the Common Stock to file certain reports with respect to each such person's beneficial ownership of the Common Stock, including statements of changes in beneficial ownership on Form 4. In addition, Item 405 of Regulation S-K requires the Company to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by
Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto, for such persons there were no late reports, no transactions that were not reported on a timely basis, and no known failures to file a required form.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As described earlier in this Proxy Statement, the Company has a Compensation Committee of the Board which is composed of John C. Pope, Chairman, David R. Holbrooke, M.D., and Kevin E. Moley. Each member of the Compensation Committee is a "non-employee director" as defined in Rule 16b-3 of the Exchange Act, and is an "outside director" as provided for in Section 162(m) of the Code. There are no "interlocks," as defined by the Securities and Exchange Commission, with respect to any member of the Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Set forth below is certain information as of December 31, 2000, regarding an outstanding loan made pursuant to the employment agreement between the Company and Philip M. Pead, the Company's President and Chief Executive Officer and a member of the Board.

                                                    LARGEST AGGREGATE AMOUNT   BALANCE AS
NAME AND POSITION          NATURE OF INDEBTEDNESS     OUTSTANDING IN 2000      OF 12/31/00   INTEREST RATE
-----------------         ------------------------  ------------------------   -----------   -------------
Philip M. Pead,
  President and CEO.....  Common Stock purchase(1)          $250,000            $250,000          (2)

---------------

(1) The loan is secured by an aggregate of 74,000 shares of Common Stock, and is payable in full upon the earlier to occur of the termination of Mr. Pead's employment or the sale of all or any part of those shares.
(2) The terms of the loan provide that any overdue payment shall bear interest at a rate equal to the rate of interest then imputed by the Internal Revenue Service plus 4% per annum, or the maximum rate permitted by law, whichever is lower, but such terms do not otherwise require the payment of interest.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Each executive officer's compensation is determined annually by the disinterested members of the Board based upon the recommendations of the Compensation Committee. As of the date hereof, the Compensation Committee consists of the three Board members whose names appear below. The Compensation Committee also receives input from the Chief Executive Officer regarding compensation of all executive officers other than the Chief Executive Officer, who considers the same criteria as those considered by the Compensation Committee, as described below.

     Compensation Components and Philosophy. The components of the Company's executive compensation program consist of base salaries, benefits and perquisites, cash bonuses, stock options and other long-term incentives. The Company's compensation program is structured and administered to support the Company's business mission, which is to develop an organization that efficiently and effectively delivers technology-enabled business management outsourcing services, financial and clinical software solutions and Internet-enabled e-health solutions to healthcare providers and payers, and generates favorable returns for its stockholders in the process. The program is designed to provide total compensation that represents competitive compensation for the Company's executive officers, including incentive compensation and other long-term incentives that motivate the Company's executive officers to achieve strategic business objectives over the long-term.

     Base Salary. Each executive officer's base salary, including the base salary of the Chief Executive Officer, is based primarily upon the competitive market for the executive officer's services. In addition to competitive compensation information, the Compensation Committee evaluates certain qualitative factors, such as the Chief Executive Officer's and the Compensation Committee's perceptions of each executive officer's performance (i.e., experience, responsibilities assumed, demonstrated leadership ability and overall effectiveness) during the preceding year. Other factors considered by the Compensation Committee in formulating base salary recommendations include the level of an executive's compensation in relation to other executives in the Company with the same, more and less responsibilities than the particular executive, inflation, the performance of the executive's division or group in relation to established operating budgets, and the Company's guidelines for salary increases to non-executive employees which are determined as a part of the Company's annual budgeting and planning process. Additionally, for executive officers, compensation arrangements are often set forth in employment contracts with specified terms.

     Cash Bonus Awards. Each executive officer is eligible to receive an annual cash bonus award. These cash bonuses generally are paid pursuant to an incentive compensation plan established at the beginning of each fiscal year in connection with the Company's preparation of its annual operating budget for such year. The amounts of such awards are based on the performance of the Company, the performance of the business units reporting to the executive, and the performance of the executive, measured in each case in terms of attainment of established objectives.

     Stock Option Awards. The Company maintains stock option plans which are designed to align executives' and stockholders' interests in the enhancement of stockholder value. Stock options are granted under these plans by the Compensation Committee. Executive officers, including the Chief Executive Officer, are eligible to receive options under these plans. To encourage long-term performance, executive options typically vest over a three to five year period and remain outstanding for eleven years.

     In making its decisions to approve stock option awards to executives, the Compensation Committee evaluates the Company's consolidated profitability for the year, the Company's growth plans, the desirability of long-term service from an executive, the number of options held by other executives in the Company with similar responsibilities as the executive at issue, and the amount and terms of options already held by the executive.

     Deductibility of Certain Compensation. Section 162(m) of the Code generally disallows a tax deduction to publicly held corporations for compensation in excess of $1 million in any taxable year that is paid to the corporation's chief executive officer or to the four other most highly compensated executive officers. The Compensation Committee has considered the provisions of Section 162(m) and the Restated Stock Option

Plan was amended in 1996 to make certain sections of the plan compatible with that provision of the Code, while maintaining the Compensation Committee's flexibility to exercise business judgment in determining awards to take account of business conditions or the performance of individual executives. No named executive received compensation in 2000 that was subject to the Section 162(m) limitation on deductibility.

     Chairman of the Board Compensation. Effective October 31, 1996, David E. McDowell was appointed Chairman and Chief Executive Officer of the Company. In connection with that appointment, the Compensation Committee determined that the best interests of the Company's stockholders would be served by the procurement from Mr. McDowell of an employment agreement, the terms of which are described elsewhere in this Proxy Statement. Mr. McDowell resigned from his position as Chief Executive Officer of the Company on July 28, 1998, but remains Chairman of the Board. In October 1999, as a result of the separation of the positions of Chairman of the Board and Chief Executive Officer, the employment agreement between the Company and Mr. McDowell was amended to increase the term of the agreement to six years (beginning on the date of the amendment), to delete the provisions for payment of relocation expenses and tax gross-up amounts, to decrease the base salary to $100,000, and to provide for the continuation of Mr. McDowell's status as an employee of the Company under the Restated Stock Option Plan in the event of an early termination of the agreement.

     Chief Executive Officer Compensation.  Effective November 13, 2000, Philip
M. Pead was promoted from the office of Executive Vice President and Chief Operating Officer of the Company to the office of President and Chief Executive Officer of the Company. Mr. Pead replaced Allen W. Ritchie, who resigned as the Company's President and Chief Executive Officer effective concurrent with Mr. Pead's promotion. In connection with his promotion, the Compensation Committee determined that the best interests of the Company's stockholders would be served by the procurement from Mr. Pead of a new employment agreement, the terms of which are described elsewhere in this Proxy Statement. In 2000, also in connection with his promotion, the Compensation Committee granted Mr. Pead options to acquire 100,000 shares of Common Stock. Mr. Pead has also been awarded an annual cash bonus for 2000 in the amount of $111,616, in recognition of his continuing contributions toward attainment of the Company's financial and strategic objectives.

                                          COMPENSATION COMMITTEE
                                          John C. Pope, Chairman
                                          David R. Holbrooke, M.D.
                                          Kevin E. Moley

March 30, 2001

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board. A copy of the Audit Committee's charter is attached hereto as Appendix A.

     Management of the Company is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee those processes.

     In this context, the Audit Committee has met and held discussions with management and the Company's independent accountants. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee also discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based on the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          Roderick M. Hills, Chairman
                                          Kevin E. Moley
                                          C. Christopher Trower

March 30, 2001

     The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below reflects the cumulative stockholder return (assuming the reinvestment of dividends) on the Common Stock compared to the return of the Center for Research in Security Prices Total Return Index for the Nasdaq Stock Market" (U.S. Companies) (the "Nasdaq Composite") and the Company's peer group indices for the periods indicated. The graph reflects the investment of $100 on December 31, 1995 in the Common Stock, the Nasdaq Composite and the Company's peer group indices. The Company's former peer group consisted of the following companies: Cerner Corporation, IDX Systems Corporation, InfoCure Corporation, National Data Corporation, and QuadraMed Corporation (the "2000 Peer Group"). The Company's current peer group index consists of the following companies:
Cerner Corporation, IDX Systems Corporation, Eclipsys Corporation, National Data Corporation, and WebMD Corporation (the "2001 Peer Group"). In revising the Company's former peer group index, management of the Company took into consideration a number of factors, including a reevaluation of the business activities of companies in the former peer group, and an evaluation of the mix of business activities of other companies that provide solutions to healthcare providers, and selected a group of companies that management believes best reflects the Company's business (technology-enabled business management outsourcing services, financial and clinical software solutions and Internet-enabled e-health solutions to healthcare providers and payers).

                                               PER-SE            NASDAQ COMPOSITE       2000 PEER GROUP        2001 PEER GROUP
                                               ------            ----------------       ---------------        ---------------
Dec 1995                                      $100.00                $100.00                $100.00                $100.00
Dec 1996                                      $ 30.24                $123.03                $109.43                $109.43
Dec 1997                                      $ 17.57                $150.69                $125.64                $118.78
Dec 1998                                      $  8.87                $212.45                $156.93                $154.15
Dec 1999                                      $  7.57                $394.73                $121.81                $102.37
Dec 2000                                      $  3.14                $237.55                $112.83                $ 49.96

Source: Hewitt Associates L.L.C.

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") serves as independent accountants of the Company. PricewaterhouseCoopers has served as independent accountants of the Company since July 9, 1997. One or more representatives of PricewaterhouseCoopers will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

                      PRICEWATERHOUSECOOPERS FEES FOR 2000

AUDIT FEES

     The aggregate fees billed by PricewaterhouseCoopers for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Forms 10-Q filed during 2000 was $477,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No fees were billed by PricewaterhouseCoopers for services rendered to the Company during the fiscal year ending December 31, 2000, in connection with operating, or supervising the operation of, the Company's information system or managing the Company's local area network, or designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is significant to the Company's financial statements.

ALL OTHER FEES

     The aggregate fees billed by PricewaterhouseCoopers for services rendered to the Company during the fiscal year ending December 31, 2000, other than those services described above, was $481,355.

AUDIT COMMITTEE REVIEW

     The Company's Audit Committee has reviewed the services rendered and the fees billed by PricewaterhouseCoopers for the fiscal year ending December 31, 2000. The Audit Committee has determined that the services rendered and the fees billed last year that were not related to the audit of the Company's financial statements are compatible with the independence of PricewaterhouseCoopers as the Company's independent accountants.

                                 OTHER MATTERS

     The minutes of the Annual Meeting of Stockholders held on May 4, 2000, will be presented to the meeting, but it is not intended that action taken under the proxy will constitute approval of the matters referred to in such minutes. The Board knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

     No stockholder proposals were received for inclusion in this Proxy Statement. If a stockholder wishes to present a proposal to be included in the proxy statement for the next Annual Meeting of Stockholders, such proposal must be submitted in writing in accordance with the following requirements and procedures.

     Nominations for the Board of Directors. The Company expects to hold its 2002 Annual Meeting of Stockholders in May of 2002, although the Company retains the right to change this date, as it may determine. The By-laws provide, subject to certain exceptions, that written notice of proposed stockholder nominations for the election of directors at the 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company on or before February 1, 2002. Notice to the Company from a stockholder who proposes to nominate a person for election as a director must satisfy the requirements of the Securities and Exchange Commission and the By-laws. Stockholders wishing to nominate persons should contact the Company's Secretary at 2840 Mt. Wilkinson Parkway, Atlanta, Georgia 30339.

     Proposals. Any stockholder who intends to present a proposal to be included in the Company's proxy materials to be considered for action at the 2002 Annual Meeting of Stockholders must satisfy the requirements of the Securities and Exchange Commission and the By-laws and, subject to certain exceptions, the proposal must be received by the Secretary of the Company on or before February 1, 2002, for review and consideration for inclusion in the Company's proxy statement and proxy card relating to that meeting.

                                 ANNUAL REPORTS

     The Company's annual report to stockholders for the year ended December 31, 2000, which includes the Company's Annual Report on Form 10-K, accompanies this Proxy Statement. The Company's Annual Report on Form 10-K includes audited consolidated financial statements and a financial statement schedule, as filed with the Securities and Exchange Commission, except various exhibits thereto. The Company will provide copies of the exhibits, should they be requested by eligible stockholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of those materials should be mailed to:

                                          PER-SE TECHNOLOGIES, INC.
                                          2840 Mt. Wilkinson Parkway
                                          Atlanta, Georgia 30339
                                          Attention: Michele L. Howard
                                          Vice President -- Investor Relations

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, facsimile or mail by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock.

                                          CHRIS E. PERKINS
                                          Executive Vice President and
                                          Chief Financial Officer

March 30, 2001

                                                                      APPENDIX A

                           PER-SE TECHNOLOGIES, INC.
                            AUDIT COMMITTEE CHARTER

I. AUDIT COMMITTEE MISSION

     The Audit Committee has primary oversight responsibility for the Company's financial reporting, internal controls, and business ethics. It serves as the primary interface with the Company's external and internal auditors. The key to successful performance of its functions is strict independence from Company management combined with a thorough understanding of the Company's business and material financial reporting and internal control policies and procedures.

II. MEMBERSHIP AND QUALIFICATIONS OF AUDIT COMMITTEE MEMBERS

     A. Number of Members. The Audit Committee shall at all times contain a minimum of three members.

     B. Qualifications.

          1. Independence. All Audit Committee members shall be non-management directors of the Company. Each must be free from any relationship that would interfere with the exercise of his or her independent judgment. Employees, advisors, or consultants to the Company shall not be eligible for membership on the Audit Committee.

          2. Experience. Each member shall have or gain sufficient understanding of the Company's financial reporting and internal control policies and procedures to enable them to give consideration to material financial reporting and control issues as they arise. At least one member of the Committee shall have accounting or related financial management expertise as determined by the Board of Directors.

III. AUDIT COMMITTEE MEETINGS

     A. Frequency.  The Audit Committee shall meet at least four times annually.

     B. Time of Meetings. Meetings shall occur at the following times, among others: Prior to commencement of the annual audit, prior to completion of the annual audit, and prior to the release of each quarterly financial report.

     C. Executive Session. Each Audit Committee meeting shall include an opportunity for an executive session held without management present.

     D. Written Agendas and Minutes. Each Audit Committee meeting shall have a written agenda, and written minutes of the meeting shall be prepared and maintained.

     E. Reporting to Board of Directors. The Audit Committee shall keep the Board of Directors apprised of its activities and shall advise the Board in detail of its material findings on a regular basis.

IV. DIRECT ACCESS TO ADVISORS AND INTERNAL INFORMATION

     The Audit Committee shall at all times have direct access to the Company's financial and legal advisors, including the Company's independent auditors and outside counsel. In fulfilling its functions, the Audit Committee shall have the right to hire counsel, public accountants, and other advisors, although such retention would normally occur only when special circumstances arise. The Audit Committee shall likewise have direct and unrestricted access to all relevant internal Company information.

V. AUDIT COMMITTEE RESPONSIBILITIES

     The independent auditors are ultimately accountable to the Board of Directors and to the Audit Committee, as representatives of the stockholders, and the Board of Directors and the Committee have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors. The following list of Audit Committee responsibilities is illustrative only. The Audit Committee shall discharge responsibilities in addition to those enumerated below as it deems prudent in light of the state of the Company's financial reporting and internal control structure and other relevant circumstances.

     A. Responsibilities Regarding Outside Auditors.

          1. Recommending which firm to engage as the Company's principal independent auditors and whether to terminate that relationship.

          2. Reviewing the independent auditors' compensation, proposed terms of engagement and independence. This evaluation shall include review of a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard 1, discussion with the independent auditors with respect to any disclosed relationships, and consideration of any effect that relationships or non-audit services provided by the independent auditors to the Company may have on the auditors' objectivity and independence. Taking or recommending that the Board take appropriate action to ensure the independence of the independent auditors.

          3. Serving as a channel of communication between the independent auditors and the Board of Directors.

          4. Reviewing the results of each independent audit, including any qualifications in the independent auditors' opinion, and any related management letter, and requiring a review by the independent auditors pursuant to SAS 71 of the Company's quarterly financial statements and reviewing the results of such review with the independent auditors prior to public announcement of financial results for the quarter.

          5. Reviewing the Company's annual financial statements and any material disputes which have arisen between management and the independent auditors in connection with the preparation of those financial statements.

          6. Reviewing the Statements of Adjustments Passed prepared by the independent auditors in connection with their review of the Company's financial statements.

          7. Periodic meetings with the independent auditors, in which the following subject areas, along with such other subject areas as the Audit Committee deems appropriate, should be discussed at least once each year.

             a. What are the Company's primary internal control risks and areas of financial reporting weaknesses, and how they can be improved.

             b. Whether the independent auditors have noticed any end of the year or unusually large transactions, which require further investigation.

             c. Whether the independent auditors have had any material disagreement with management regarding financial reporting or internal control matters.

             d. Whether the independent auditors have had the full cooperation of management in connection with the audit.

             e. The quality of the Company's accounting principles as applied in its financial reporting.

     B. Responsibilities Regarding Company Management.

          1. Ascertaining from senior management the Company's primary business and financial exposure risks.

          2. Reviewing senior management's responses to the recommendations of the independent and internal auditors.

          3. Periodic meetings with senior management in which the following matters should be discussed at least annually.

             a. Company budgets and forecasts.

             b. Company compliance with internal codes of ethics and other internal procedures.

             c. Regulatory compliance.

     C. Responsibility Regarding Internal Auditor.

          1. To oversee the establishment of an internal audit function either at the Company or through some independent third party and the retention of qualified personnel to staff and manage such department or the retention of a qualified third party to provide internal audit services.

          2. Ascertaining the nature of and reviewing the internal audit plan.

          3. Ascertaining appropriate staffing levels or service levels for the internal audit function.

          4. Reviewing the appointment and replacement of the senior auditing executive or the provider of internal audit services, as appropriate.

          5. Serving as a channel of communication between the internal auditors and the Board.

          6. Regular meetings with the internal auditing staff, in which the following subject areas, along with such other subject areas, as the Audit Committee deems appropriate, should be discussed.

             a. What are the strengths and weaknesses of the Company's internal financial controls.

             b. What efforts have been taken to uncover errors or irregularities, and what has been the result of those efforts.

     D. Responsibilities Regarding Disclosure.

          1. To prepare a report from the Committee, such report to include all information required by federal securities laws and regulations, as in effect from time to time, for inclusion in the Company's proxy statements, commencing no later than the first proxy statement with respect to a stockholder vote occurring after December 31, 2000.

          2. To review at least annually the Charter of the Committee, making such amendments and modifications as it deems appropriate from time to time, and to file a copy of the then-current Committee Charter as an appendix to the Company's proxy statement at least once every three years.

PROXY                      PER-SE TECHNOLOGIES, INC.

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2001

  The undersigned hereby appoints PHILIP M. PEAD and CHRIS E. PERKINS and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Per-Se Technologies, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, May 3, 2001, at the offices of the Company at 268 West Hospitality Lane, San Bernardino, California 92408, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

DIRECTORS

1.   Directors recommend a vote for election of the following seven (7) nominees:
                                                                   [ ] FOR ALL NOMINEES
     01 -- Roderick M. Hills
     02 -- David R. Holbrooke, M.D.
                                                                   [ ] WITHHOLD ALL NOMINEES
     03 -- David E. McDowell
     04 -- Kevin E. Moley
                                                                   [ ] WITHHOLD AUTHORITY TO VOTE
     05 -- Philip M. Pead
                                                                   FOR AN INDIVIDUAL NOMINEE. WRITE
     06 -- John C. Pope
                                                                   NUMBER(S) OF NOMINEE(S) BELOW:
     07 -- C. Christopher Trower
                                                                   -----------------------------------
                                                                           Use Number(s) Only

                (Continued, and to be signed, on the other side)

                          (Continued from other side)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ABOVE-STATED PROPOSAL.

                                                  Date: -----------------, 2001

                                                  ------------------------------

                                                  Please sign exactly as your
                                                  name or names appear hereon.
                                                  For more than one owner as
                                                  shown above, each should sign.
                                                  When signing in a fiduciary or
                                                  representative capacity,
                                                  please give full title. If
                                                  this proxy is submitted by a
                                                  corporation, it should be
                                                  executed in the full corporate
                                                  name by a duly authorized
                                                  officer; if a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

PLEASE VOTE YOUR PROXY PROMPTLY VIA MAIL, THE INTERNET OR BY TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON MAY 3, 2001. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.